As filed with the U.S. Securities and Exchange Commission On February 24, 2025

Registration No. 333-281900

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 5

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Eastern International Ltd.

东源全球股份有限公司

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	4731	Not Applicable
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification number)

Mr. Lin Tan

Suite 901-903, 9th Floor, Building #2, Qianwan Zhigu

Chuanhua Smart CenterScience and Technology City Block

Xiaoshan Economic and Technological Development Zone

Xiaoshan District, Hangzhou, Zhejiang Province, China 311231

Tel: + (86) -571-8235-6096

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

Phone: (800) 221-0102

Fax: (800) 944-6607

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey Li, Esq. FisherBroyles, LLP 1200 G Street NW, Suite 800 Washington, D.C. 20005 (202) 830-5905	Joan Wu, Esq. Hunter Taubman Fischer & Li LLC 950 Third Avenue, 19th Floor New York, New York 10022 (212) 530-2206

Approximate date of commencement of proposed sale to the public: as soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 5 is being filed solely for the purpose of filing certain exhibits to this registration statement on Form F-1 (File No. 333-281900), or the Registration Statement, Accordingly, this amendment consists only of the cover page, this explanatory note, the Exhibit Index of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. No changes have been made to the Registration Statement other than this explanatory note as well as revised versions of the cover page, filing status of such exhibit, and exhibit index of the Registration Statement. This Amendment No. 5 does not contain copies of the prospectus included in the Registration Statement, which remains unchanged from Amendment No. 4 to the Registration Statement, filed on February 14, 2025.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. Indemnification of Directors and Officers

We are a Cayman Islands exempted company with limited liability. Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. The Articles provides for indemnification of our officers and directors for any liability incurred in their capacities as such, except through their own willful negligence or default.

Pursuant to the indemnification agreements, the form of which will be filed as an exhibit to this registration statement, we agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. Recent Sales of Unregistered Securities

During the past three years, we have issued the following securities. We believe that each of the following issuances was exempt from registration under the Securities Act in reliance on Regulation S under the Securities Act or pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering. No underwriter was involved in these issuances of securities.

Ordinary Shares:

Purchaser	Date of Issuance	Number of Ordinary Shares	Consideration
ICS Corporate Services (Cayman) Limited	July 27, 2023	1	$0.0001
Eastern1 Holdings Ltd.	July 27, 2023	3,578,170	$357.817
Eastern2 Holdings Ltd.	July 27, 2023	488,320	$48.832
Eastern3 Holdings Ltd.	July 27, 2023	428,790	$42.879
Eastern4 Holdings Ltd.	July 27, 2023	340,270	$34.027
Chung Leung Cheung	July 27, 2023	323,110	$32.311
Ching Hei Li	July 27, 2023	323,110	$32.311
Yuet Man Wong	July 27, 2023	252,230	$25.223
Eastern Worldwide Logistics Group Inc.	July 27, 2023	4,266,000	$426.60
Yi Tak Wong	February 21, 2024	63,000	$126,000
Edwin ING	February 21, 2024	191,000	$382,000
Au Yeung Fung Ying Michelle	February 21, 2024	63,000	$126,000
Chung Leung Cheung	February 21, 2024	100,000	$200,000

Upon our incorporation on July 27, 2023, we issued 10,000,000 Ordinary Shares to nine shareholders in connection with the incorporation of the Company, among which 1 share was issued to our registered office provider as initial subscriber, who then transferred the share Eastern1 Holdings Ltd. on the same day. These issuances were exempt from registration under the Securities Act in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions.

Preferred Shares:

Purchaser	Date of Issuance	Number of Securities	Consideration
Albert Wong	February 7, 2024	1,000,000	$100

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ITEM 8. Exhibits and Financial Statement Schedules

(a) Exhibits

The following exhibits are filed as part of this registration statement:

Exhibit No.	Exhibit Title
1.1	Form of Underwriting Agreement*
3.1	Second Amended and Restated Memorandum and Articles of Association***
4.1	Specimen Certificate for Ordinary Shares***
5.1	Opinion of Ogier as to the legality of the Ordinary Shares being registered and certain Cayman Islands tax matters***
8.1	Opinion of Zhonglun Law Firm regarding PRC legal matters***
10.1	Employment Agreement by and between Albert Wong and the Company dated February 8, 2025 ***
10.2	Employment Agreement by and between Chung Leung Cheung and the Company dated February 8, 2025 ***
10.3	Employment Agreement by and between Lin Tan and the Company dated February 8, 2025 ***
10.4	Form of Indemnification Agreement by between the Company and its directors and executive officers***
15.1	Letter in Lieu of Consent of WWC, P.C.***
21.1	List of subsidiaries of the Registrant***
23.1	Consent of WWC, P.C.***
23.2	Consent of Ogier (included in Exhibit 5.1)***
23.3	Consent of Zhonglun Law Firm (included in Exhibit 8.1)***
23.4	Consent of CEVSN Information Consulting Co., Ltd. ***
23.5	Consent of SH Wong & Co***
23.6	Consent of Yu-yun Tristan Kuo**
23.7	Consent of Chun Pong (Colman) Chiu**
23.8	Consent of Shiu Wing Joseph Chow**
24.1	Power of Attorney (included on the signature page of this Registration Statement)
99.1	Code of Business Conduct and Ethics***
107	Filing Fee Table***

*	To be filed by amendment
**	Filed herewith
***	Previously filed

(b)	Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the consolidated financial statements or the notes thereto.

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ITEM 9. Undertakings

The undersigned registrant hereby undertakes that:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20-F (17 CFR 249.220f)” at the start of any delayed offering or throughout a continuous offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

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(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to provide to the Underwriter at the closing specified in the Underwriting Agreements certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Suzhou, on February 24, 2025.

Eastern International Ltd.

By:	/s/ Albert Wong
Name:	Albert Wong
Title:	Chief Executive Officer and Chairman of the Board of Directors
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Albert Wong	Chief Executive Officer and Chairman of Board and Director	February 24, 2025
Albert Wong	(Principal Executive Officer)

/s/ Chungleung Cheung	Chief Financial Officer	February 24, 2025
Chungleung Cheung	(Principal Financial Officer and Principal Accounting Officer)

/s/ Chinghei Li	Director	February 24, 2025
Chinghei Li

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Eastern International Inc. has signed this registration statement on February 24, 2025.

Authorized U.S. Representative COGENCY GLOBAL INC.

/s/ Colleen A. DeVries
Name:	Colleen A. DeVries
Title:	Senior Vice President

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